Exhibit (c)(6)

Deutsche Bank

Corporate Banking & Securities

Project Fresh

May 2013

Deutsche Bank Securities Inc., a subsid diary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

DRAFT

“IMPORTANT: This presentation (the “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusively for the benefit and internal use of the recipient (the “Recipient”) to whom it is addressed. The Recipient is not permitted to reproduce in whole or in part the information provided in this Presentation (the “Information”) or to communicate the Information to any third party without our prior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, employees and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be excluded by law).

Statements and opinions regarding the Recipient’s investment case, positioning and valuation are not, and should not be construed as, an indication that Deutsche Bank will provide favourable research coverage of the Recipient or publish research containing any particular rating or price target for the Recipient’s securities.

This Presentation is (i) for discussion purposes only; and (ii) speaks only as of the date it is given, reflecting prevailing market conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the Recipient’s business and prospects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Bank has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided directly or indirectly by the Recipient. No representation or warranty is made as to the Information’s accuracy or completeness and Deutsche Bank assumes no obligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of the Recipient. The Information does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

The Presentation is not exhaustive and does not serve as legal, accounting or tax advice. Nothing herein shall be taken as constituting the giving of investment advice and this Presentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Bank. Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this presentation Deutsche Bank has acted as an independent contractor and nothing in this presentation is intended to create or shall be construed as creating a fiduciary relationship between the Recipient and Deutsche Bank.”

Deutsche Bank

Corporate Banking & Securities

DRAFT

Illustrative pro forma capitalization

Indicative rate assumptions

Revolver	L + 325
Term loan B (Institutional)	L + 325
LIBOR floor	1.00%
OID	99
New senior notes (bonds)	7.50%
Blended cost of debt	5.40%

Sources of funds

New senior notes	$300
New term loan B	700
DHM cash contribution	150
Roll DHM equity (c)	445
Cash from balance sheet	240
Total sources	**$1,834**

Uses of funds

Purchase non-DHM equity (c)	$685
Roll DHM equity (c)	445
Repay existing term loan B	675
Est. fees, expenses and OID	30
Total uses	**$1,834**

Pro forma capitalization

	As of 6/30/2013E	Net mult. of LTM EBITDA at 3/31/2013A	Net mult. of LTM EBITDA at 6/30/2013E	Adjustments +	Adjustments -	Pro forma 6/30/2013E	Net mult. of LTM EBITDA at 3/31/2013A	Net mult. of LTM EBITDA at 6/30/2013E	% of pro forma capitalization
Cash	$347				($240)	$108			
Revolver ($150 million) (a)	--					--			
Existing term loan B	675				(675)	--			
New term loan B	--			700		700			43.3%
Total secured debt	**$675**	**1.7x**	**2.2x**			**$700**	**3.0x**	**3.9x**	**43.3%**
New senior notes	--			300		300			18.5%
Other debt	24					24			1.5%
Total debt	**$699**					**$1,024**			
Net debt	**$351**	**1.8x**	**2.3x**			**$916**	**4.7x**	**6.1x**	**63.3%**
Existing common equity (b)	997			445	(997)	445			27.5%
New DHM common equity	--			150		150			9.3%
Total capitalization	**$1,696**					**$1,618**			
Net capitalization	**$1,349**	**6.9x**	**9.0x**			**$1,511**	**7.7x**	**10.1x**	**100.0%**
Credit statistics:									
LTM 6/30/13E EBITDA	$150					$150			
Interest expense, net	27					53			
Capital expenditures (d)	76					76			
EBITDA / net int exp	5.5x					2.8x			
(EBITDA - capex) / net int exp	2.7x					1.4x			
Total debt / EBITDA	4.7x					6.8x			

(a) Undrawn as of 05/17/2013.
(b) Basic shares outstanding per 1Q 2013 10Q, as of 03/23/13.
(c) Based on a share price of $12.50 for illustrative purposes.
(d) Excludes special project capex.

Deutsche Bank
Corporate Banking & Securities

DRAFT

1

Illustrative summary financials

($ in millions) Fiscal year ended December 31,

2012A PF LTM 6/30/13E 2013E 2014E 2015E 2016E 2017E

Revenues $4,247 $4,257 $4,333 $4,498 $4,620 $4,746 $4,875

% growth(11.1%) — 2.0% 3.8% 2.7% 2.7% 2.7%

Gross profit 368 375 357 408 423 435 447

% margin 8.7% 8.8% 8.2% 9.1% 9.2% 9.2% 9.2%

EBITDA 172 150 154 186 212 218 223

% margin 4.0% 3.5% 3.6% 4.1% 4.6% 4.6% 4.6%

Capital expenditures(a) 60 76 64 75 74 76 78

% margin 1.4% 1.8% 1.5% 1.7% 1.6% 1.6% 1.6%

“Go-forward” PF Pro Forma Stub

Free cash flow summary LTM 6/30/13E LTM 6/30/13E Q3-Q4 ‘13E 2014E 2015E 2016E 2017E

EBITDA 150 150 51 186 212 218 223

Less: Interest expense, net(53)(53)(28)(53)(49)(45)(40)

Less: Cash taxes(24)(24)(12)(9)(9)(9)(10)

Less: Change in working capital 0(50) 2 6 777

Less: Maintenance capital expenditures(35)(35)(18)(35)(35)(35)(35)

Less: Otherher cashsh flowlow itemstem(26)(26)(10)(21)(14)(14)(14)

Plus: Asset sales 41 41 27 50 50 50 50

Free cash flow available before special project capex 53 3 11 124 162 171 181

FCF % of total debt 5.2% 0.3% 1.1% 12.0% 17.1% 20.8% 26.2%

Less: Growth capital expenditures(41)(41)(16)(40)(39)(41)(43)

Less: Special project capital expenditures 0(30) 0 0 000

Free cash flow available for debt paydown 12(68)(4) 83 122 130 138

FCF % of total debt 1.2% NM(0.4%) 8.1% 13.0% 15.8% 20.0%

Cumulative free cash flow(4) 79 202 332 470

Pro forma credit statistics

Cash 108 108 108 108 108 108

Revolver 040 00(0)

New term loan B 700 700 621 498 368 230

Senior notes 300 300 300 300 300 300

Other debt 24 24 24 24 24 24

Total debt $1,024 $1,028 $945 $822 $692 $554

Estimated collateral base 2,869 2,842 2,792 2,742 2,692 2,642

Total debt coverage 2.8x 2.8x 3.0x 3.3x 3.9x 4.8x

Total debt / EBITDA 6.8x 6.7x 5.1x 3.9x 3.2x 2.5x

Net debt / EBITDA 6.1x 6.0x 4.5x 3.4x 2.7x 2.0x

EBITDA / Interest 2.8x 2.8x 3.5x 4.4x 4.9x 5.5x

(EBITDA—Capex) / Interest(a) 1.4x 1.6x 2.1x 2.8x 3.2x 3.6x

Note: “Go-forward” PF LTM 6/30/13E column assumes normalized change in working capital and exlcudes special project capex. (a) PF LTM 6/30/13E and 2013E exclude $30 million of special project capex.

Deutsche Bank

Corporate Banking & Securities

DRAFT

2

Illustrative quarterly summary financials

(US$ millions)

Q1 2012 Q2 2012 Q3 2012 Q4 2012 FY2012 Q1 2013E Q2 2013E Q3 2013E Q4 2013E FY2013E

Sales $1,086 $1,080 $1,193 $888 $4,247 $1,054 $1,123 $1,212 $945 $4,333

% growth(7.3%)(18.0%)(10.2%)(7.7%)(11.1%)(3.0%) 4.0% 1.6% 6.4% 2.0%

Adj. EBITDA $44 $81 $33 $14 $172 $68 $35 $18 $33 $154

% margin 4.1% 7.5% 2.8% 1.6% 4.1% 6.5% 3.1% 1.5% 3.5% 3.6%

Rolling LTM Adj. EBITDA $154 $139 $169 $172 $172 $196 $150 $135 $154 $154

% margin 3.3% 3.1% 3.9% 4.1% 4.1% 4.7% 3.5% 3.2% 3.6% 3.6%

Normal capex $7 $9 $17 $28 $60 $6 $25 $22 $12 $64

% of sales 0.6% 0.9% 1.4% 3.1% 1.4% 0.6% 2.3% 1.8% 1.2% 1.5%

Special project capex $0 $0 $0 $0 $0 $30 $0 $0 $0 $30

Total capex $7 $9 $17 $28 $60 $36 $25 $22 $12 $94

Deutsche Bank

Corporate Banking & Securities

DRAFT

3